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                                                                  EXHIBIT 10.23b

                   PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY
               P. O. Box 362350, San Juan, Puerto Rico 001936-2350

                           CONSTRUCTION AND LEASE CONTRACT

                                    PROJECT  NO:  Extension  to building
                                    T-0810-0-68 of approximately 6,513 sq. ft.
                                    and Lot 6 of L-154-2-62

                                     LOCATION:  Anasco, Puerto Rico

      THIS AGREEMENT ENTERED into on April 11, 2003 by AS "LANDLORD", THE PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY, AND AS "TENANT", INTEGRA NEUROSCIENCES P.R., INC. (INTEGRA P.R.).

                                   WITNESSETH:

      WHEREAS, LANDLORD is the owner of certain landsites, identified in the Epigraph, described in Schedule "A" annexed hereto and made a part hereof (hereinafter referred to as the Premises). The Premises are subject to the encumbrances, liens and/or restrictions, if any, that may appear from said Schedule "A". Furthermore, the air rights of the Premises, are excepted and reserved to LANDLORD.

      WHEREAS, LANDLORD has agreed to lease to TENANT, and TENANT has agreed to hire from LANDLORD the Premises and an industrial building of approximately 6,513 square feet of gross building area to be constructed by LANDLORD on the Premises.

      NOW THEREFORE, in consideration of the foregoing premises, the parties herein agree on this Lease subject to the following:

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                              TERMS AND CONDITIONS

      One: TENANT hereby agrees and undertakes to construct a building at the Premises of approximately 6,513 square feet of floor space (hereinafter referred to as the "Building" or "Project").

      Upon completion of the construction of the extension, LANDLORD shall describe said extension and said description shall be included and made part of the Supplement and Amendment to Lease Contract.

      Two: The Building shall be used and occupied exclusively in the manufacture of medical products and medical devices (SIC #3841). Lot number 6 will be use for parking.

      Three: Tenant shall hold the Premises for a period of fifteen (15) years to commence on the first day of the following month after the termination of the building.

      Four: Commencing on the first day of the following month after the delivery of the new construction extension TENANT shall pay to LANDLORD annual rental of the following manner:

       Rent  Per  Sq.  Ft.        Monthly Basic Rent        Annua Basic Rent
(a)     T-0810-0-68 and
      180  months  $3.85              $7,487.71               $89,852.46
(b)         Lot 6                       $958.34

      The monthly installments for rent specified herein, shall be paid in advance on the first day of each month at LANDLORD'S office, or at any office place that LANDLORD may notify. In the event that the date of commencement does not fall on the first of the month, TENANT further agrees to pay the first partial monthly installments, prior to, or on the date of commencement.

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      Five: TENANT shall deposit with LANDLORD the amount of $10,782.30 distributed as follows:

                  a) $3,016.28 previously deposited by TENANT as a reservation fee of Project Num T-0810-0-68, on June 30, 1994.

                  b) $7,766.02 will be paid upon delivery of the building to TENANT in a Certified or Manager's Check.

      This deposit shall guarantee the compliance by TENANT of its obligations, under this Contract particularly, but not limited to, the payment of rent, the compliance of the environmental clauses herein included and the return of the Premises in proper condition at the termination of this Lease. On said termination, if TENANT is not in default of any of the terms and conditions of this Contract, LANDLORD will return to TENANT the sum of money, if any, held pursuant to this provision, after LANDLORD's Environmental Office certifies that there are no environmental deficiencies as a result of TENANT'S manufacturing operation on the demised Premises.

      Six: TENANT agrees to have on the date of commencement of the term of this Lease a capitalization of $500,000.00. Likewise, TENANT agrees to install within six (6) months from the same date manufacturing machinery and equipment with a value of at least $900,899.00. This shall not include the cost of transportation and installation thereof, nor its ordinary depreciation after installation; and within eighteen (18) months from the date of commencement of the term, to employ a minimum of eighty-five (85) production workers. The aforementioned levels, shall be maintained throughout the term of this Lease or any extension thereof.

      Seven: All notices, demands, approvals, consents and/or communications herein required or permitted shall be in writing If by mail should be certified

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and to the following addresses, to LANDLORD: P0 BOX 362350, SAN JUAN, PUERTO
RICO 00936-2350. To TENANT:

Mr. Joseph Celusak, General Manager Parent Company: Integra LifeSciences P.O.
Box 167, Aoasco, P.R. 00610                         311 Enterprise Drive
Phone (787) 826-2329                                Plainsboro, NJ 08536
                                    Att: Senior VP-Operations and Law Department

      Eight: Net Lease - This Lease shall be interpreted as a net lease; it being the exclusive responsibility of TENANT to pay for all operating expenses, utilities, maintenance, expenses, insurance, taxes or any other costs, expenses or charges of any nature not specifically assumed by LANDLORD hereunder.

      Nine: Warranty as to use - LANDLORD does hereby warrant that at the time of the commencement of the term of this Lease, the Premises may be used by TENANT for the manufacturing purposes herein intended which are deemed consistent with the design and construction in accordance with the corresponding plans and specifications.

      Ten: Alterations - TENANT shall make no alterations, additions or improvements to the Premises without the prior consent of LANDLORD and all such alterations, additions or improvements made by or for TENANT, shall be at TENANT'S own cost and expenses and shall, when made, be the property of LANDLORD without additional consideration and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of this Lease, subject to any right of LANDLORD to require removal or to remove as provided for hereinafter.

      In the event TENANT asks for LANDLORD'S consent or any alteration, LANDLORD may at its option, require from TENANT to submit plans and specifications for said alteration. Before commencing any such work, said plans and specifications,

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if required, shall be filed with and approved by all governmental agencies having jurisdiction thereof, and the consent of any mortgagee having any interest in or lien upon this Lease shall be procured by TENANT and delivered to LANDLORD if required by the term of the mortgage.

      Before commencing any such work, TENANT shall at TENANT'S own cost and expense, deliver to LANDLORD a General Accident Liability Policy more particularly described in Article THIRTY (30) hereof, but said policy shall recite and refer to such work, and in addition thereto, if the estimated cost of such work is more than FIVE THOUSAND DOLLARS ($5,000.00), TENANT shall, at TENANT'S own cost and expense, deliver to LANDLORD a surety bond, or a performance bond from a Company acceptable to LANDLORD, or a similar bond or other security satisfactory to LANDLORD in an amount equal to the estimated cost of such work, guaranteeing the completion of such work within a reasonable time, due regard being had to conditions, free and clear of materialmen liens, mechanics liens or any other kind of lien, encumbrances, chattel mortgages and conditional bills of sale and in accordance with said plans and specifications submitted to and approved by LANDLORD. At LANDLORD'S option TENANT shall provide a blanket written guarantee in an amount sufficient to satisfy LANDLORD as to all alterations, changes, additions and improvements to the Premises in lieu of separate guarantee for each such project.

      TENANT shall pay the increased premium, if any, charged by the insurance companies carrying insurance policies on said building, to cover the additional risk during the course of such work.

      Eleven: Power Substation - If required by TENANT'S operations, TENANT shall, at its own cost and expense, construct and/or install a power substation and connect it to the PUERTO RICO ELECTRICAL POWER AUTHORITY (PREPA) distribution lines, for voltages up to 13.2 KV; and to PREPA transmission lines

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for voltages of 38 KV, all in conformity to PREPA'S requirements. Such construction shall, in no event, be undertaken by TENANT until after LANDLORD has approved the location thereof, as well as the routing of the power line extension.

      Twelve: Repairs and Maintenance - TENANT shall, at its own cost and expense, put, keep and maintain in thorough repair and good order and safe condition of the building and improvements standing upon the Premises at the commencement of the term hereon or thereafter erected upon the premises, or forming part of the Premises, and their full equipment and appurtenances, the side walks areas, sidewalk hoists, railings, gutters, curbs and the like in from of the adjacent to the Premises, and each and every part thereof, both inside and outside, extraordinary and ordinary, and shall repair the whole and each and every part thereof in order to keep the same at all times during the term hereof in through repair and good order and sale conditions, whenever the necessity or desirability therefor may occur, and whether or not the same shall occur, in whole or in part, by wear, tear, obsolescence or defects, and shall use all reasonable precautions to prevent waste, damage or injury, except as provided hereinafter.

      LANDLORD and not TENANT, shall be responsible for and shall promptly correct any defects in the building on the Premises which are due to faulty design, or to errors of construction not apparent at the time the Premises were inspected by TENANT for purposes of occupancy by TENANT; this shall not be interpreted to relieve TENANT of any responsibility or liability herein otherwise provided, including among others, for structural failure due to the fault or negligence of TENANT.

      TENANT shall also, at TENANT'S own cost and expense, maintain the landsite in thoroughly clean condition; free from solid waste (which includes liquid and

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gaseous as defined by the Resource Conservation and Recovery Act), and the
Regulation on Hazardous and Non-Hazardous Waste of the Environmental Quality Board, as amended, rubbish, garbage and other obstructions. Specifically, TENANT shall not use said landsite, nor permit it to be used, as a deposit or as dump for raw materials, waste materials, hazardous, toxic or non-toxic substances, or substances of whichever nature. TENANT shall neither make any excavation for the purpose of storing, putting away and/or concealing raw materials or waste materials of any kind. Underground storage of hazardous and/or toxic substances is specifically prohibited.

      TENANT shall not do or cause to be done, nor permit on the Premises anything deemed extra hazardous, nor shall it store in the Premises flammable or toxic products of and class or kind without taking the proper precautions and complying with applicable federal and Commonwealth laws and regulations.

      In case TENANT needs to store in the landsite raw materials of a hazardous and/or toxic nature or hazardous and/or toxic wastes, TENANT shall notify LANDLORD and secure its prior authorization. LANDLORD shall he furnished with a copy of any permit issued for such storage.

      Although it is not intended that TENANT shall be responsible for any decrease in value of the Premises due to the mere passing of time, or for ordinary wear and tear of surfaces and other structural members of the building, nevertheless TENANT shall: (i) replace, with like kind and quality, doors, windows; electrical, sanitary and plumbing, fixtures; building equipment and/or other facilities or fixtures in the Premises which through TENANT'S use, fault or negligence, become too worn out to repair during the life of this Lease, (ii) paint the property inside and outside as required.

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      In addition to the foregoing, TENANT shall indemnify and safe harmless
LANDLORD from and against any and all cost, expenses claims, losses, damages, or penalties, including counsel fees, because of or due to TENANT'S failure to comply with the foregoing, and TENANT shall not call upon LANDLORD for any disbursement or outlay of money whatsoever and hereby expressly releases and discharges LANDLORD of and from any liability or responsibility whatsoever in connection therewith.

      Thirteen: Roof Care - TENANT, without the prior consent of LANDLORD, shall not: (i) erect or cause to be erected on the roof any bill board, aerial sign, or structure of any kind, (ii) place any fixture, equipment or any other load over the roof, (iii) drill any hole on the roof for whichever purpose, (iv) use the roof for storage, nor (v) correct any leaks whatsoever, this being LANDLORD'S sole responsibility. Furthermore, TENANT shall take all reasonable precautions to insure that the drainage facilities of the roof are not clogged and are in good and operable conditions at all times.

      Fourteen: Floor Loads - TENANT hereby acknowledges that it has been informed by LANDLORD that the maximum floor load of the Premises herein demised is 150 pounds per sq. ft. Therefore, TENANT hereby agrees that in the event the load of the machinery and equipment to be installed thereat exceeds such maximum load, it shall, at its own cost and expense, carry out any improvements to the floor of the Premises which may be necessary to support such additional load; it being further agreed and understood that construction and/or installation of such improvements shall not be commenced until after LANDLORD'S approval of the plans to be prepared therefor by TENANT and thereafter, after completion of construction and/or installation of said facilities, they shall be deemed covered by and subject to the applicable provisions of this Contract; it being further specifically agreed and understood that upon termination of this Lease, such facilities shall be removed by TENANT, at its own cost and expense, or in the alternative, and upon request by LANDLORD, they shall remain as part of the Premises with no right whatsoever on the part of TENANT to be reimbursed and/or compensated therefor.

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      Fifteen: Fixtures - TENANT shall not affix to the ceiling, nor to its supporting joists or columns, nor to any unit, walls, any air conditioning unit, nor any other fixture, without the prior consent of LANDLORD.

      Sixteen: Environment of Protection and Compliance - TENANT agrees, as a condition hereof, that it will not discharge its solid, liquid or gaseous industrial and/or sanitary effluent or discharges, either into the sewer system and/or any other place until after required authorization therefor has been obtained from the Puerto Rico Aqueduct and Sewer Authority and/or the Department of Health of Puerto Rico and/or Environmental Quality Board, and/or any other governmental agency having jurisdiction therefore and TENANT further agrees and undertakes to pre-treat any such effluent, prior to discharge thereof as required by the said Authority, Department and/or governmental agency with jurisdiction, and/or to install any equipment or system required, and to fully abide by and comply with any and all requisites imposed thereby, and upon request by LANDLORD to submit evidence of such compliance; it being agreed that non-compliance thereof by TENANT for a period of ninety (90) days after notice, shall be deemed an additional event of default under the provisions hereof. Provided, that no construction and/or installation shall be made until LANDLORD has approved of it.

      TENANT shall also, at TENANT'S own cost and expense, construct and maintain Premises, processes and/or operating procedures in compliance with the terms, conditions and commitments specified in any Environmental Impact Statement, Environmental Assessment or any other analogous document produced by the Commonwealth of Puerto Rico, Economic Development Administration/ LANDLORD as lead agency/ or by any other governmental agency in connection with the approval or operation of the project.

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      TENANT shall also serve LANDLORD with a copy of any lawsuit, notice of violation, order to show cause or any other regulatory or legal action against TENANT in any environmental-related case or issue.

      TENANT shall also serve LANDLORD with a copy of any permit granted to TENANT for air emissions, water discharge, solid waste generation, storage, treatment and/or disposal, and for any hazardous and/or toxic waste raw materials or by-products used or generated, stored, treated and/or disposed or any other endorsement, authorization or permit required to be obtained by TENANT.

      TENANT shall also serve LANDLORD with a copy of any filing or notification to be filed by TENANT with any regulatory agency or any environmentally related case or issue, especially in any situation involving underground or surface water pollution, hazardous and/or toxic waste spillage and ground contamination. The notification to LANDLORD shall take place not later than the actual filing of the pertinent documents with the regulatory agency.

      Seventeen: Improper Use - TENANT, during the term of this Lease and of any renewal or extension thereof, agrees not to use or keep or allow the leased Premises or any portion thereof to be used or occupied for any unlawful purpose or in violation of this lease or of any certificate of occupancy or certificate of compliance covering or affecting the use of the Premises or any portion thereof, and will not suffer any act to be done or any condition to exist on the Premises or any portion thereof or any article to be brought thereon, which may be dangerous, unless safeguarded as required by law, or which may in law, constitute a nuisance, public or private, or which may made void or voidable any insurance lien in force on the leased Premises.

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      Eighteen: Government Regulation - TENANT agrees and undertakes to abide by and comply with any and all rules, regulations and requirements of the Planning Board of Puerto Rico, the Department of Health, the Environmental Quality Board, the Environmental Protection Agency (EPA), where applicable and/or of any other governmental agency, having jurisdiction thereon applicable to TENANT operations at the Premises and/or products to be manufactured thereat, and if requested by LANDLORD, TENANT shall submit evidence of such compliance; it being agreed and understood that noncompliance with any and all such rules, regulations and requisites shall be deemed an additional event of default under the provisions of this Contract, unless remedied within thirty (30) days after receipt of notice hereof.

      Any and all improvements to the Premises required by any governmental agency, having jurisdiction thereon so as to carry TENANT'S operations in accordance with the regulations and requisites thereof, shall be at TENANT'S own cost and expense, except for any improvements that may be required as a result of any violation by LANDLORD that may exist at the effective date hereof other than violations caused by TENANT or TENANT'S agents.

      TENANT further agrees and undertakes to install in the Premises, at its own costs and expense, such devices as may be necessary to prevent any hazard, which may be caused or created by its operations from affecting the environmental integrity of the landsite or causing any nuisance to adjacent TENANTS and/or the community in general, it being agreed and understood that creating or causing any such nuisance, shall be deemed an additional event of default under the provisions of this Contract.

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      TENANT further agrees and undertakes to abide by and comply with any and all rules, regulations and requisites of the Fire Department relative to the use and storage of raw materials, finished products and/or inflammable materials, and/or of any other governmental agency, having jurisdiction thereon applicable to TENANT'S operations at the Premises, and if requested by LANDLORD, TENANT shall submit evidence of such compliance; it being agreed and understood that noncompliance by TENANT with any of the aforementioned rules, regulations and requisites shall be deemed, in each of such cases, an additional event of default under the provision of this Contract, unless remedied within thirty (30) days after receipt of notice thereof.

      If as a consequence of the foregoing dispositions, TENANT need to make alterations to the Premises, the same shall be done subject to the dispositions of Article TEN hereof.

      Nineteen: Use Permit - TENANT agrees to abide by and comply with any and all conditions and requisites included in the Use Permit which may be issued by the Puerto Rico Permits and Regulations Administration (ARPE), and if requested by LANDLORD, shall submit evidence of such compliance; it being agreed and understood that non-compliance by TENANT with any and all such conditions and requisites and/or the cancellation of the said Use Permit shall, in each of such cases, be deemed an additional event of default under the provisions of this Contract.

      Twenty: Inspection - TENANT shall permit LANDLORD or LANDLORD'S agents to enter the Premises at all reasonable time for the purpose of inspecting the same, or of making repairs that TENANT has neglected or refused to make as required by the terms, covenants and conditions of this Lease, and also for the purpose of showing the Premises to persons wishing to purchase the same, and during the year next preceding the expiration of this Lease, shall permit inspection thereof by or on behalf of prospective TENANT. If, at a reasonable

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time, admission to the Premises for the purposes aforesaid cannot be obtained, or if at any time an entry shall be deemed necessary for the inspection or protection of the property, or for making any repairs, whether for the benefit of TENANT or LANDLORD, LANDLORD'S agents or representatives may enter the Premises by force, or otherwise, without rendering LANDLORD, or LANDLORD'S agents or representative liable to any claim or cause of action or damage by reason thereof, and accomplish such purpose.

      The provisions contained in this Article are not to be construed as an increase of LANDLORD'S obligations under this Lease; it being expressly agreed that the right and authority hereby reserved does not impose, nor does LANDLORD assume, by reason thereof, any responsibility or liability whatsoever for the repair, care of supervision of the Premises, or any building, equipment or appurtenance on the Premises.

      Twenty-one: LANDLORD'S entry for repairs and alterations - LANDLORD reserves the right to make such repairs, changes alterations, additions or improvements in or to any portion of the building and the fixtures and equipment which are reputed part thereof as it may deem necessary or desirable and for the purpose of making the same, to use the street entrances, halls, stairs and elevators of the building provided that there be no unnecessary obstruction of "TENANT'S" right of entry to and peaceful enjoyment of the Premises, and TENANT shall make no claim or rent abatement compensation or damages against LANDLORD by reason of any inconvenience or annoyance arising therefrom.

      Twenty-two: LANDLORD excused in certain instances - If, by reason of inability to obtain and utilized labor, materials or supplies, or by reason of circumstances directly or indirectly the result of any state of war, or of emergency duly proclaimed by the corresponding governmental authority, or by reason (if any laws, rules orders, regulations or requirements of any governmental now or hereafter in force or by reason of strikes or riots, or by

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reason of accidents, in damage to or the making of repairs, replacements or improvements to the building or any of the equipment thereof, or by reason of any other cause reasonable beyond the control of LANDLORD, LANDLORD shall be unable to perform or shall be delayed in the performance of any covenant to supply any service, such non-performance or delay in performance shall not be ground to any claim against LANDLORD for damages or constitute a total or partial eviction, constructive or otherwise. It being agreed and understood that the time for completion of any such construction, shall be extended for a period of time equal to the number of days of any such delay.

      Twenty-three: Quiet Enjoyment - TENANT on paying the full rent and keeping and performing the conditions and covenants herein contained, shall and may peaceably and quietly enjoy the Premises for the term aforesaid, subject, however, to the terms of this Lease and to the mortgages hereinafter mentioned.

      Twenty-four: Leasehold Improvements - If leasehold improvements made by or for the benefit of TENANT in the Premises at his request or other personal property to TENANT are assessable or taxable and a tax liability is imposed to TENANT or LANDLORD, it is understood that it shall be the sole responsibility of TENANT to pay such taxes and in no event shall such taxes be the liability or be transferable to LANDLORD. In the event that by operation of law, such taxes became a liability of LANDLORD, TENANT shall pay such taxes as they become due and payable and shall promptly reimburse LANDLORD for any payments or expenses incurred or disbursed by LANDLORD by reasons of any such assessment. Said amount shall be due and payable, as additional rent, with the next installment of rent. In the event that TENANT fails to make this payment when due, it shall be subject to the dispositions of Article THIRTY-SEVEN hereof.

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      Twenty-five: Stoppage of Operations - It is understood by the parties hereto that this Lease is made by LANDLORD in furtherance of the industrialization plans of the Commonwealth of Puerto Pico, and it is accordingly understood that TENANT will use all reasonable efforts while this Lease is in effect to maintain a manufacturing operation upon the Premises, but nothing contained in this paragraph shall be deemed to require TENANT to maintain such an operation otherwise than in accordance with sound principles of business management, or (without limiting the generality of the foregoing) to prevent TENANT from curtailing such operation or from shutting it down, whenever and as often as TENANT may, in the exercise of sound business judgment, deem such action advisable. However, TENANT shall give to LANDLORD notice of any necessary or convenient curtailment and/or shut-down, at least seven (7) days prior to the date fixed therefor except in cases of an emergency shut-down, in which case such notice shall be given at the earliest possible time. No curtailment of operations or shut-down in accordance with the provisions of this paragraph shall constitute a default under the provisions of this Contract which will enable LANDLORD to terminate it, unless such plants shall have been shut-down for a period of six (6) consecutive months. A shut-down on account of unforeseeable event or events which although foreseeable could not be prevented, shall not constitute a breach of this agreement. Nothing in this paragraph contained shall relieve TENANT from the payment of rent during the period of any shut-down or curtailments of operations.

      Twenty-six: Assignment and Subletting - TENANT shall not assign, this Lease nor let or sublet the Premised or any part thereof except to its parent company, to a wholly owned subsidiary, to an affiliate of TENANT, wholly owned by TENANT's parent company or to a corporation to be organized by TENANT. In any of these cases, TENANT shall properly notify LANDLORD of said assignment or

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subletting, it being agreed and understood that no such assignment or subletting shall: (i) reduce or, in any way, affect the obligations of TENANT under this Lease, nor (ii) release TENANT from liability under this Lease.

      Twenty-seven: Successors in Interest - This Lease Contract and every provision thereof, shall bind and inure to the benefit of the legal representatives, successors and assigns on the parties. However, the term "LANDLORD", as used in this Contract, so far as any covenants or obligations on the part of LANDLORD under this Lease are concerned, shall be limited to mean and include only the owner or lessor, at the time in question, of the Premises, so that in the event hereafter of a transfer of the title to the Premises, whether any such transfer be voluntary or by operation of law or otherwise, the person, natural or juridical, by whom any such transfer is made, shall be and hereby is entirely freed and relieved of all personal liability as respects the performance of the covenants and obligations of LANDLORD under this Lease from and after the date of such transfer.

      Twenty-eight: No Representation by LANDLORD - LANDLORD, LANDLORD'S agents, executives or employees, have made no representations or promises with respect to the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by TENANT by implication or otherwise except as expressly set forth in the provisions of this Contract. The taking possession of the Premises by TENANT, shall be conclusive evidence, as against TENANT, that TENANT accepts same "AS IS" and that said Premises, particularly the building which forms a part of the same, were in good and satisfactory conditions at the time such possession was so taken.

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      Twenty-nine: Damages - LANDLORD shall not be responsible for any latent defect or change of conditions in the Premises resulting in damage to the same, or the property or person therein, except to the extent of LANDLORD'S gross negligence, and provided such claims or loss is not covered by insurances herein required from TENANT. TENANT shall promptly notify LANDLORD of any damage to or defects in the Premises, particularly in any part of the building's sanitary, electrical, air conditioning or other systems located in our passing through the Premises, and the damage or defective conditions, subject to the provisions of Article TWENTY-ONE (21) hereof, shall be remedied by LANDLORD with reasonable diligence.

      Thirty: General Liability Insurance - TENANT shall indemnify, have harmless and defend LANDLORD and agents, servants and employees of LANDLORD against and from any and all liability, fines, suits, claims, demands, expenses, including attorneys' fees, and actions of any kind or nature arising by reason of injury to person or property including the loss of use resulting thereof or, violation of law occurring in the Premises occasioned in whole or in part by any negligent act or omission on the part of TENANT or an employee (whether or not acting within the scope of his employment), servant, agent, licensee, visitor, assignor or undertenant of TENANT, or by any neglectful use or occupancy of the Premises or any breach, violation or non-performance of any covenant in this Lease on the part of TENANT to be observed or performed.

      Pursuant to the foregoing, TENANT shall, maintain during the term of this lease, at its own cost and expense, a Comprehensive General Liability Policy. Said policy shall: (i) be for a combined single limit of no less than $1,000,000.00 per accident, (ii) hold LANDLORD harmless against any and all liability as hereinbefore stated, and (iii) the care, custody & control exclusion shall be deleted from this coverage. LANDLORD may require additional reasonable limits of public liability insurance and coverages, when changing circumstances so required.

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      Thirty-one: Property Insurance - TENANT recognizes that the rent provided for herein does not include any element to indemnify, repair, replace or make whole TENANT, his employees servants, agents, licensees, visitors, assignees, or undertenant for any loss or damage to any property or injury to any person in the Premises.

      Accordingly, during the term of this Lease, TENANT shall keep the building standing upon the Premises at the commencement of the term hereof or thereafter erected upon the Premises, including all equipment appurtenant to the Premises and all alterations, changes, additions and improvements, insured for the benefit of LANDLORD and TENANT, as their respective interest may appear, in an amount at least equal to the percentages stated below (as LANDLORD may from time to time determine). The basis of the Property Insurance shall be Replacement Cost and the coverage an "All Risks" Property Insurance Policy. Coverages included in the All Risks Form:

      1.    Fire - "Building & Contents Form"

            (a)   Building - 100% of insurable value exclusive of foundations

            (b) Contents - All equipment appurtenant to the Premises (State value of Policy)

      2.    Additional Coverages under the Fire Policy

            (a) Extended Coverage Endorsement - 100% of insurable value exclusive of foundations

            (b)   Earthquake - 100% of insurable value including foundations

            (c)   Vandalism and Malicious Mischief Endorsement

            (d) Improvements and Betterments - For all alterations, changes, additions and improvements

      3.    Landsite and Flood whenever applicable and/or necessary

      4.    Boiler and Machinery (if any) - 100% of insurable value

      5.    Pollution Liability Policy - if necessary.

      6. Insurance. During the Term of this Lease Agreement, Tenant shall maintain in force the following insurance policies:

            (a) commercial general liability, including contractual liability, with limits of not less than $1,000,000 for bodily injury (including death) and $1,000,000 for property damage, per occurrence, which will insure Tenant against any claim for accidents in or around the Leased Premises due to use or occupation of the Leased Premises by Tenant. This Insurance shall include Landlord and its agents, officers, directors and employees as additional insures, and said policy shall include a "fire legal liability" endorsement;

            (b) property insurance with "All Risk" coverage, for one hundred percent (100%) real property replacement cost, including foundations, with an extended coverage endorsement, which names Landlord as beneficiary in case of loss. This insurance shall include coverage for fire, hurricanes, floods, earthquakes and other events of a similar nature, vandalism and malicious mischief, boilers and machinery (if applicable) in building format and content, including all changes, alterations, extensions and improvements made by Tenant to the Leased Premises;

            (c) pollution liability if required by Landlord because of the type of the operations carried on by Tenant; and,

            (d) any other insurance over the Leased Premises which provides adequate coverage for those insurable risks that are common for property similar to the Leased Premises.

            The deductibles of the insurance policies herein required shall be Tenant's responsibility and should Landlord undertake any repairs after any loss or damage to the Leased Premises, Tenant shall reimburse Landlord the deductible payable under the insurance policy, together with any amount paid by any insurance provider.

      Insurance During Construction. During any construction period at the Leased Premises, including the work to be performed by Tenant described in Attachment E, if any, Tenant must have in force the following insurance policies:

            (i) "builders risk" insurance which provides coverage for all improvements that are being constructed, equivalent to one hundred percent (100%) of their replacement value;

            (ii) if the estimated cost of construction is over five thousand dollars ($5,000), Tenant must, at Tenant's own cost and expense, provide Landlord with a performance bond from a surety company recognized and approved by Landlord, or other satisfactory guarantee acceptable to Landlord, in a sum equal to the estimated cost of said construction to guarantee completion of any construction within a reasonable time. At Landlord's option, instead of Tenant's obtention of a separate bond or guarantee for each project that may be in process at any given time, Tenant shall provide Landlord with one bond or guarantee that covers all alterations, changes, additions or improvements and other construction occurring at the same time; and,

            (iii) Workers' Compensation from the State Insurance Fund Corporation in such coverage amounts as required by law.

      Insurance Policy Increase. Tenant will pay any premium increase required by an insurance company to cover additional risks resulting from any alteration, change, addition or improvement made by Tenant to the Leased Premises.

      General Requirements. All insurance policies required of Tenant under this
      Article XV must comply in form and substance to Landlord's requirements, and must provide the following: (i) that the insurance coverage may not be reduced, canceled or not renewed by the insurance company without written notice to Landlord and Tenant at least sixty (60) days in advance (unless said cancellation is due to failure to pay premium, in which case notice must be sent at least thirty (30) days in advance); and (ii) that the policy shall be immediately renewed by Tenant on or before its expiration date. Tenant must obtain said policies from insurance companies duly authorized to do business in Puerto Rico, and acceptable to Landlord. Said insurance companies shall have a classification of not less than "A" and a financial rating of "IV" or better, as rated by A.M. Best and Company.

      Insurance Certificates. Before the Date of Delivery of Possession Tenant shall submit to Landlord the policies (or certified copies) of same required under this Article XV with all the mentioned endorsements, and certificates of insurance which evidence the required coverage by Sections
      15.01 and 15.02 of this Lease Agreement. Tenant expressly recognizes Landlord's right not to deliver the Leased Premises to Tenant until two
      (2) days after the policies (or certified copies) and the insurance certificates have been submitted to Landlord, as required in this section.

      Evidence of Payment; Renewal of Policies. Tenant must deliver to Landlord satisfactory evidence of payment of the insurance premiums within fifteen
      (15) days of the respective renewal dates of the respective policies and at the same time submit the corresponding insurance certificate or certified copy of each renewed policy.

      Claims. Tenant shall cooperate with Landlord in the collection of claims against the corresponding insurance companies in those cases where Landlord handles such claims, including the preparation of damage reports and other documents required to process the claim. In the event Tenant does not provide said documents, Landlord, as Tenant's agent and attorney-in-fact, shall, in addition to any other remedy available to Landlord, execute and submit any evidence of loss and/or any other document necessary for collection of the claim.

      Periodic Reviews. Landlord reserves the right to review and demand periodically increases in the limits of the coverages required in this Lease Agreement as results from the effects of inflation.

      Penalties. Notwithstanding the provisions of Section 22.08, and without affecting the general terms of the matters stipulated therein, should Tenant breach its duty to obtain any of the policies required in Article XV, which as a result renders it necessary for Landlord to obtain said policies, in addition to reimbursement for the premium paid for said policies, Tenant shall pay Landlord a sum equal to twelve percent (12%) of the cost of the policies obtained by Landlord to cover Landlord's administrative costs.

      Waiver of Subrogation. (a) Landlord and Tenant agree that all fire and extended coverage and other property damage insurance carried by either of them in relation to the Leased Premises shall be endorsed with a clause providing that any release from liability or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, provided that the insurer waives all rights of subrogation which such insurer might have against the other party. Any release or any waiver of claim shall not be operative in any case where the effect of such release or waiver is to invalidate any insurance coverage or invalidate the right of the insured to recover thereunder. Should any waiver of subrogation result in a premium increase, Tenant shall, within ten (10) days of notice, pay said increase in order to maintain the effectiveness said release or waiver.

      (b) Neither Landlord nor Tenant shall be liable to the other or the insurance company that provided the coverage for any loss or damage to any building or structure of the Leased Premises for the loss of income either through subrogation or any other form, regardless if such loss or damage be, in whole or in part, caused by a negligent act or omission of the other party, its agents, officers, directors or employees, to the extent that such loss or damage is covered by insurance policy in favor of the affected party.

      Thirty-two: Multifactory Building Specific Dispositions - In the event that the Premises constitute a section or sections of an industrial building and landsite in which other operations are conducted by other TENANT'S: (i) the insurance coverage herein required, shall be acquired by LANDLORD for the whole of the industrial building and TENANT shall reimburse LANDLORD, for its proportionate share in the total cost of said policies, (ii) if, because of anything done, caused or permitted to be done, permitted or omitted by TENANT, the premium rate for any kind of insurance affecting the Premises shall be increased, TENANT shall pay to LANDLORD the additional amount which LANDLORD may be thereby obligated to pay for such insurance, and if LANDLORD shall demand that TENANT remedy the condition which cause the increase in the insurance premiums rate, TENANT will remedy such conditions within five (5) days after such demand, and (iii) the insurance policies required in the preceding Articles THIRTY (30) & THIRTY-ONE (31) shall be endorsed to include a waiver of subrogation against TENANT. All amounts to be reimbursed by TENANT under this Article, shall be due and payable, as additional rent, with the next installment of rent. In the event that TENANT fails to make this payment, when due, it shall be subject to the dispositions of Article THIRTY-SEVEN (37) hereof.

      Thirty-three: Additional Dispositions about Insurance - All the Insurance policies herein required from TENANT, shall be taken in form and substance acceptable to LANDLORD with insurance companies duly authorized to do business in Puerto Rico, having a "A" and a higher financial rating according to Best's Insurance Report; and shall include LANDLORD as additional insured. TENANT shall instruct the corresponding insurer to deliver such policies or certified copies of Certificates of Insurance, in lieu of, directly to LANDLORD. LANDLORD reserves the right not to deliver possession of the Premises to TENANT, unless, and until two (2) days after such original policies, or certified copies or certificates have been deposited with LANDLORD.

      Furthermore, said policies, shall (i) provide that they may not be cancelled by the insurer for nonpayment of premium or otherwise, until at least thirty (30) days after services of notice by registered or certified mail of the proposed cancellation upon LANDLORD, and (ii) be promptly renewed by TENANT upon expiration and TENANT shall, within thirty (30) days after such renewal, deliver to LANDLORD adequate evidence of the payment of premiums thereon. If such premiums or any of them shall not be so paid, LANDLORD may procure the same in the manner set forth for governmental agencies, and TENANT shall reimburse LANDLORD any amount so paid. This reimbursement being due and payable with the next installment of rent. In the event that TENANT fails to make this payment when due, it shall be subject to the dispositions of Article THIRTY-SEVEN (37) hereof. It is expressly agreed and understood, that payment by LANDLORD of any such premiums shall not be deemed to waive or release the default in the payment thereof by TENANT nor the right of LANDLORD to take such action as may be available hereunder as in the case of default in the payment of rent.

      Upon the commencement of the term hereof, TENANT shall pay to LANDLORD the apportioned unearned premiums on all such policies of insurance then carried by LANDLORD in respect of the Premises in the event TENANT continues with the insurance policies placed in LANDLORD.

      TENANT shall not violate nor permit to be violated any of the conditions or provisions of any of said policies, and TENANT shall so perform and satisfy the requirements of the companies writing such policies that at all times companies of good standing and acceptable to LANDLORD shall be willing to write and continue such insurance.

      TENANT shall cooperate with LANDLORD in connection with the collection of any insurance monies that may be due in the event of loss and shall execute and deliver to LANDLORD such proofs of loss and other instruments that may be required for the purpose of facilitating the recovery of any such insurance monies, and in the event that TENANT shall fail or neglect so to cooperate or to execute, acknowledge and deliver any such instrument, LANDLORD, in addition to any other remedies, may as the agent or attorney-in-fact of TENANT, execute and deliver any proof of loss or any other instruments as may seem desirable to

LANDLORD and any mortgagee for the collection of such insurance monies. This shall not be interpreted as any waiver of the obligations of TENANT under Articles THIRTY, THIRTY-ONE, THIRTY-TWO and THIRTY-THREE hereof or exclusively in favor of LANDLORD under Article THIRTY NINE hereof.

      Thirty-four: Waivers - The receipt by LANDLORD of the rent, additional rent, or any other sum or charges payable by TENANT with or without knowledge of the breach of any covenant of this Contact, shall not be deemed a waiver of such breach. No act or omission of LANDLORD or its agent during the term of this Lease shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless it be made in writing and subscribed by LANDLORD. This Contract contains all the agreements and conditions made between the parties hereto with respect to the Premises and it cannot be changed orally. Any additions to, or charges in this Lease must be in writing, signed by the party to be charged.

      Failure on the part of LANDLORD to act or complain of any action or nonaction on the part of TENANT shall not be deemed to be a waiver of any of its respective rights hereunder nor constitute a waiver at any subsequent time of the same provision. The consent or approval by LANDLORD to, or of any action by the other requiring consent or approval, shall not be deemed to waive or render unnecessary the consent or approval by LANDLORD of any subsequent similar act.

      Thirty-five: Reinstatement - No receipt of monies by LANDLORD for TENANT after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the term hereof, or affect any notice theretofore given to TENANT, or operate as a waiver of the right of LANDLORD to enforce the payment of rent, additional rent, or other charges then due or thereafter falling due, or operate as a waiver of the right of by LANDLORD to recover possession of the Premises proper suit, action, proceeding or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of suit, action or summary proceedings or of any other remedy, or after a final order, warrant of judgment of the possession of the Premises, LANDLORD may demand, receive and collect any monies then due, or hereafter becoming due, without in any manner affecting such notice, proceeding, suit, action, order, warrant or judgment; and any and all such monies so collected shall be deemed to be payments for the use and occupation of the Premises, or at the election of LANDLORD, on account of TENANT'S liability hereunder. Delivery or acceptance of the keys to the Premises, or any similar act, by the LANDLORD, or its agents or employees, during the term hereof, shall not be deemed to be a delivery or an acceptance of a surrender of the Premises unless LANDLORD shall explicitly consent to it, in the manner set forth hereinbefore.

      Thirty-six: Subordination and Attornment - This Lease is and shall be subject and subordinate to all liens, or mortgages which may now or hereafter affect the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof and, although this subordination provision shall be deemed for all purposes to be automatic and effective without any further instrument on the part of TENANT, TENANT shall execute any further instrument requested by LANDLORD to confirm such subordination.

      TENANT further covenants and agrees that it by reason of a default upon the part of LANDLORD of any mortgage affecting the Premises, the mortgage is terminated or foreclosed by summary proceedings or otherwise, TENANT will attorn to the mortgagee or the purchaser in foreclosure proceedings, as the case may be, and will recognize such mortgage or purchaser, as the TENANT'S landlord under this Lease. TENANT agrees to execute and deliver, at any time and from time to time, upon the request of LANDLORD or of the mortgagee or the purchaser in foreclosure proceedings, as the case may be, any reasonable instrument which may be necessary or appropriate to evidence such attornment. TENANT further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give TENANT any right of election to terminate this lease or to surrender possession of the Premises demised hereby in the event any such proceeding is brought by the holder of any such mortgage, and TENANT'S obligations hereunder shall not be affected in any way whatsoever by any such proceeding.

      TENANT, covenants and agrees, upon demand of the holder of any mortgage duly recorded or recordable in the corresponding Registry of the Property or of any receiver duly appointed by the foreclose any such mortgage, to pay to the holder of any such mortgage or to such receiver, as the case may be, all rent becoming due under this Lease after such demand, provided such holder of any such mortgage or any such receiver complies with the obligations of LANDLORD under this Lease.

      TENANT, upon request of LANDLORD or any holder of any mortgage or lien affecting the Premises, shall from time to time, deliver or cause to be delivered to LANDLORD or such lien holder or mortgagee, within ten (10) working days from date of demand a certificate duly executed and acknowledged in form for recording, without charges, certifying, if true, or to extent true, that this Lease is valid and subsisting and in full force and effect and LANDLORD is not in default under any of the terms of this Lease.

      Thirty-seven: Late Payments and Payment by LANDLORD - In the event that
(i) TENANT makes late payment, or fails to make payments to LANDLORD, in whole or in part, of the rent, or of the additional rent, or of any of the other payments of money required to be paid by TENANT to LANDLORD, as stipulated in this Lease, when and as due and payable; or if (ii) LANDLORD, without assuming any obligation to do so, after any notice or grace period provided hereunder, performs or causes to be performed, at the cost and expense of TENANT, any of the acts or obligations agreed to be performed by TENANT, as stipulated in this Lease, and TENANT fails to refund LANDLORD any amounts of money paid or incurred by LANDLORD in performing of causing the performance of such acts or obligations, when and as due and payable, TENANT undertakes and agrees to pay LANDLORD as additional rent, interest on such lately paid or unpaid rents, additional rent, and/or on such other payments of money required to be paid, and/or on any such amounts of money required to be refunded, from and after the date when payment thereof matured or became due and payable, until full payment, at the rate of twelve (12%) per cent per annum, or if such 12% interest, is unlawful, then and in such event, at the highest maximum prevailing rate of interest on commercial unsecured loans as fixed by the Board of Regulatory Rates of Interest and Financial Charges, created under Law #1, approved October 15, 1973 (10 LPRA 998), as amended, or by any successor statute or regulation thereof.

      Thirty-eight: Abatement - If any substantial service or facility to be provided by LANDLORD is unavailable for a period exceeding thirty (30) days and LANDLORD has been notified of the same, should time unavailability of such service render all or any portion of the Premises untenable, TENANT after the aforesaid thirty (30) days, shall be entitled to an abatement of a portion of the rent that shall reflect that portion of the Premises which is untenable, provided the damage to the service or facility is not attributable to the act or neglect of TENANT or the employees, servants, licensees, visitors, assigns or undertenants of TENANT.

      Thirty-nine: Fire or other Casualty - If before or during the term of this Lease, the Premises shall be damaged by fire or other casualty, LANDLORD after written notice thereof is given by TENANT, shall repair the same with reasonable dispatch after notice to it of the damage, due allowances being made for any delay due to causes beyond the LANDLORD'S reasonable control, provided, however, that LANDLORD shall not be required to repair or replace any furniture, furnishings or other personal property which TENANT may have placed or installed or which it may be entitled or required to remove from the Premises. LANDLORD shall proceed with due diligence to obtain the corresponding insurance adjustment of the loss and TENANT shall fully cooperate with LANDLORD and assist in the adjustment of the loss. Until such repairs are completed, and provided such damage or other casualty is not attributable to the act or neglect of TENANT or the employees, servants, licensees, visitors, assigns or undertenants of TENANT, the rent required to be paid pursuant to Article FOUR hereof, shall be abated in proportion to the part of the Premises which are untenable. If the building, be so damaged that LANDLORD shall decide to demolish and/or to reconstruct the building, in whole or in part, LANDLORD may terminate this Lease by notifying TENANT within a reasonable time after such damage of LANDLORD'S election to terminate this Lease, such termination to be effective immediately if the term shall not have commenced or on a date to be specified in such notice if given during the term. In the event of the giving of such notice during the term of this Lease, the rent shall be apportioned and paid up to the time of such fire or other casualty if the Premises are damaged, or up to the specified date of termination if the Premises are not damaged and LANDLORD shall not be otherwise liable to TENANT for the value of the unexpired term of this Lease.

      Forty: Default Provisions - If, during the term of this Lease, TENANT shall: (i) apply for or consent in writing to, the appointment of a receiver, trustee or liquidator of TENANT or of all or substantially all of its assets or
(ii) seek relief under the Bankruptcy Act, or admit in writing its inability to pay its debts as they become due, or (iii) make a general assignment for the benefit of this creditors, or (iv) file a petition case or an answer seeking relief (other than a reorganization not involving the liabilities of TENANT) or arrangement with creditors, or take advantage of any insolvency law, or (v) file an answer admitting the material allegations of a case filed against it in any bankruptcy, reorganization or insolvency proceeding or, if an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of TENANT or creditor adjudicating TENANT a bankrupt or insolvent, or approving a petition seeking reorganization of TENANT (other than a reorganization not involving the liabilities of TENANT) or appointment of a receiver, trustee or liquidator of TENANT or of all or substantially all its assets, and such order, judgment or decree, shall continue stayed and in effect for any period of sixty (60) consecutive days, the term of this Lease and all right, title and interest of TENANT hereunder shall expire as fully and completely as if that day were the date herein specifically fixed for the expiration of the term, and TENANT will then, quit and surrender the Premises to LANDLORD, but TENANT shall remain liable as hereinafter provided.

      If, during the term of this Lease: (i) TENANT shall default in fulfilling any of the covenants of this Lease (other than the covenants for the payment of rent or additional rent), or of any other standing contract with LANDLORD or
(ii) if, during the term of this Lease TENANT shall abandon, vacate, or remove from the Premises the major portion of the goods, wares, equipment, or furnishings usually kept on said premises, of (iii) this Lease, without the prior consent of LANDLORD, shall be encumbered, assigned or transferred in any manner in whole or in part or shall, by operation of law, pass to or devolve upon any third party, except as herein provided, or (iv) if TENANT is in violation of laws, rules and regulations regarding minimum wages of its employees, or of any other law, rules and regulations applicable to his operations, but which have not been specifically mentioned in this Lease, LANDLORD may give to TENANT notice of any such default or the happening of any event referred to above and if at the expiration of thirty (30) days after the service of such a notice the default or event upon which said notice was based shall continue to exist, or in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, if TENANT fails to proceed promptly after the service of such notice and with all due diligence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within thirty (30) days that the time of TENANT within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence), LANDLORD may give to TENANT a notice of expiration of the term of this Lease as of the date of the service of such second notice, and upon the giving of said notice of expiration the term of this Lease and all right, title and interest of TENANT hereunder shall expire as full and completely as if that day were the date herein specifically fixed in the expiration of the term, and TENANT or any party holding under his will then quit and surrender the Premises to LANDLORD, but TENANT shall remain liable as hereinafter provided.

      If, (i) TENANT shall default in the payment of the rent, the additional rent, or of any other payment as required under this Lease and such default shall continue for ten (10) working day's after notice thereof by LANDLORD, of
(ii) if the default of the payment of the rent, continues for thirty (30) days from the date any such payment became due and payable (AUTOMATIC DEFAULT TERMINATION), or (iii) if this Lease shall terminate as in Paragraph one and two of this Article provided, this Lease shall terminate and TENANT will then quit and surrender the Premises to LANDLORD, but TENANT shall remain liable as hereinafter provided, LANDLORD or LANDLORD's agents and servants may immediately or at any time thereafter re-enter the Premises and remove all persons and all or any property therefrom, whether by summary dispossess proceedings or by any suitable action or proceeding at law, or with the license and permission of TENANT which shall under this Contract be deemed given upon expiration of the strict thirty (30) days notice period of subdivision of paragraph Two of this Article, without LANDLORD being liable to indictment, prosecution or damages therefor and repossess and enjoy the Premises with all additions, alterations and improvements.

      If TENANT shall fail to take possession of the Premises within ten (10) days after the commencement of the term of this Lease, or if TENANT shall vacate and abandon the Premises, LANDLORD shall have the right, at LANDLORD'S option, to terminate this Lease and the term hereof, as well as all the right, title and interest of TENANT hereunder, by giving TENANT five (5) days notice in writing of such intention, and upon the expiration of the time fixed in such latter notice, if such default be not cured prior thereto, this lease and the term hereof, as well as all the right, title and interest of TENANT hereunder, shall wholly cease and expire in the same manner and with the same force and effect (except as to TENANT'S liability) as if the date fixed by such latter notice were the expiration of the herein originally granted; and TENANT shall immediately quit and surrender to LANDLORD the Premises and each and every part thereof and LANDLORD may enter into or repossess the Premises, either by force, summary proceedings or otherwise. The right granted to LANDLORD in this Article or any other Article of this Lease to terminate this Lease, shall apply to any extension or renewal of the term hereby granted, and the exercise of any such right by LANDLORD during the term hereby granted, shall terminate any extension or renewal of the term hereby granted and any right on the part of TENANT thereto.

      Upon the termination of this Lease by reason of any of the foregoing event, or in the event of the termination of this Lease by summary dispossess proceedings or under any provisions of law, now or at any time hereafter, in force by reason of, or based upon, or arising out of a default under or breach of this Lease on the part of "TENANT", or upon LANDLORD recovering possession of the Premises in the manner or in any of the circumstances hereinbefore mentioned, or in any other manner or circumstances whatsoever, whether with or without legal proceedings, by reason of, or based upon, or arising out of a default under or breach of this Lease on the part of TENANT, LANDLORD, at its option, but without assuming any obligation to do so in any case, may at any time, and from time to time, relet the Premises or any part or parts thereof for the account of TENANT or otherwise on such terms as LANDLORD may elect, including the granting of concessions, and receive and collect the rents therefor, applying the same at a rental not higher than the one stipulated in this Contract, first to the payment of such reasonable expenses as LANDLORD may have incurred in recovering possession of the Premises, including reasonable legal expenses, and for putting the same into good order or condition or preparing or altering the same for re-rental, and expenses, commissions and charges paid, assumed, or incurred by LANDLORD in and about the reletting of the Premises or any portion thereof and then to the fulfillment of the covenants of TENANT hereunder. Any such reletting herein provided for, may be for the remainder of the term of this Lease or for a longer or shorter period or at a higher or lower rental. In any such case, whether or not, the Premises or any part thereof be relet, TENANT shall pay to LANDLORD the rent required to be paid by TENANT up to the time of such termination of this Lease, and/or the full rent provided for in the agreement for any holdover of such period after termination and up to the surrender or recovery of possession of the Premises by LANDLORD, as the case may be, and thereafter TENANT covenants and agrees, to pay to LANDLORD until the end of the term of this Lease as originally demised the equivalent of any deficiency amount of all the rent reserved herein, less the net avails of reletting, if any, as specified hereinabove in this Article and the same shall be due and payable by TENANT to LANDLORD as provided herein, that is to say, TENANT shall pay to LANDLORD the amount of any deficiency then existing.

      Forty-one: LANDLORD'S Remedies - In the event TENANT shall default in the performance of any of the terms, covenants or provisions herein contained, LANDLORD may, but without the obligation to do so, perform the same for the account of TENANT and any amount paid or expense incurred by LANDLORD in the performance of the same shall be repaid by TENANT on demand. In the event of a breach or threatened breach by TENANT or any subtenant or other person holding or claiming under TENANT of any of the covenants, conditions or provisions hereof, LANDLORD shall have the right of injunction to restrain the same, and the right to invoke any remedy allowed by law or in equity as if specific remedies, indemnity or reimbursement were not herein provided for. The rights and remedies given to LANDLORD in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by LANDLORD, shall be deemed to be a waiver, or an exclusion of any of the others.

      Forty-two: Notice if Default - Anything in this Lease to the contrary notwithstanding, it is specifically agreed that there shall be no enforceable default against LANDLORD under any provisions of this Lease, unless notice of such default be given by TENANT to LANDLORD in which TENANT shall specify the default or omission complained of, and LANDLORD shall have thirty (30) days after receipt of such notice in which to remedy such default, or if said default or omission shall be of such a nature that the same cannot be cured within said period, then the same shall not be an enforceable default if LANDLORD shall have commenced taking the necessary steps to cure or remedy said default within the said thirty (30) days and diligently proceeds with the correction thereof.

      Forty-three: Capitalization - For the purpose of this Contract, specifically of Article SIX, Capitalization includes the total of owners equity sources (preferred stock, common stock and surplus accounts) plus long-term debts, it being agreed and understood that the amortization of any such debt shall in no way diminish the amount originally determined as capitalization.

      Forty-four: Disclosure of Information - TENANT agrees to furnish to LANDLORD within ninety (90) days after the expiration of each fiscal year of TENANT, an annual statement certified by an independent Certified Public Accountant showing as of the end of each such fiscal year: (i) TENANT'S paid-in capital, (ii) long-term debts and capitalization as required by Articles SIX and FORTY-THREE hereof, (iii) investment in machinery and its capacity to provide employment, (iv) taxes (including Social Security taxes) paid, and (v) any other information as required by this Lease.

      In the event such statement is not filed with LANDLORD as herein provided, LANDLORD may obtain such information from TENANT at TENANT'S expense, and for such purpose TENANT shall make available to LANDLORD'S designated representatives, its books of accounts and other necessary data and facilities, all of which shall be provided and made available at TENANT'S principal office in Puerto Rico.

      Forty-five: Automatic Renewal - In the event TENANT does not vacate the Premises in the manner and under the conditions hereinbefore provided, within ninety (90) days after the normal expiration of the term hereof, LANDLORD shall have the option to be exercised at any time thereafter, to notify TENANT that the lease herein has been renewed for an additional term of five (5) years from the date of the last normal expiration of the term hereof and, in such event, the parties agree that this Contract shall be held to have been renewed and to continue in full force and effect for such additional term of five (5) years upon the mere mailing of such notice by LANDLORD to TENANT. This provision shall in no way prejudice, affect or deny any right which LANDLORD may otherwise have because, or at the time, of any such termination of the term hereof, particularly whenever LANDLORD does not exercise such option; it being agreed and understood that such renewal shall be upon the same terms and conditions contained herein except that the rental rate to be charged shall be the rate then currently being charged by LANDLORD for similar building in the area, but in no event shall it be less than the rate herein stipulated.

      Forty-six: Partial Invalidity and Applicable Law - If any term or provisions of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Contract is entered into and shall be interpreted in accordance with the laws of the Commonwealth of Puerto Rico.

      Forty-seven: Lease Termination and Holding Over - Upon the expiration or termination of this Lease:

            (i) TENANT shall inform LANDLORD in writing of TENANT activities affecting each or any environmental area of concern during the period of TENANT'S operation, including a description from an environmental standpoint of the physical conditions of the premises and landsite. TENANT shall also inform to LANDLORD in writing of any environmental regulatory violations, compliance plans, permits, closure plans, clear-up actions or any other regulatory procedures related to the operation In the extent that the information reveals TENANT'S noncompliance of any of the above, or in the event that a physical inspection of the Premises and adjacent areas by LANDLORD, or any other source of information reveal the possibility of contamination, in that event, TENANT shall, at LANDLORD'S request submit a plan of action with the appropriate financial provisions to execute it. LANDLORD shall hold TENANT responsible for any and all environmental damage, or any damage to third parties as a result in any environmental damage, or any remedial action (including monitoring) to be performed at landsite or otherwise as a result of TENANT'S operations after termination of Leases until such a time as complete remediation or fulfillment of TENANT'S obligations is effected. In case TENANT fails to comply with the foregoing provisions, LANDLORD may elect to effect them at TENANT'S expense and responsibility.

            (ii) TENANT shall remove all hazardous and toxic substances belonging to TENANT or to a third party. TENANT shall also remove all other property of TENANT and that of any third party and failing so to do, TENANT hereby appoints LANDLORD its agent so that LANDLORD may cause all of the said property to be removed at the expense and risk of TENANT. TENANT covenants and agrees to give full and timely observance and compliance to this covenant to remove all its property and surrender the Premises broom clean. TENANT hereby agrees to pay all reasonable necessary cost and expenses thereby incurred by LANDLORD. If, as the sole result of the removal of TENANT'S property any portion of the Additional Premises or of the building of which they are a part, are damaged, TENANT shall pay to LANDLORD the reasonable cost of repairing such damages unless due to the negligence of LANDLORD, its agents, servants, employees and contractors. TENANT'S obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

      Forty-eight: Change of Address - TENANT shall promptly notify LANDLORD of any change in the addresses other than those required from it in Article SEVEN hereof.

      Forty-nine: TENANT will indemnify LANDLORD for any and all liability, loss, damages, expenses, penalties and/or fines, and any additional expenses including any attorney fees LANDLORD may suffer as a result of claims, lawsuits, demands, administrative orders, costs, resolutions or judgments against it arising out of negligence and/or failure of TENANT or those acting under TENANT to conform to the statutes, ordinances, or other regulations or requirements of any governmental authority, be it Federal, of the Commonwealth of Puerto Rico, its instrumentalities or public corporations, in connection with the performance of this Lease.

      Fifty: Inasmuch as TENANT is currently in possession of Project No. T-0810-0-68 pursuant to a Lease Contract dated June 30, 1994 entered into between LANDLORD and TENANT, TENANT accepts Project No. T-0810-0-68 in its present condition.

      Fifty-one: Construction Clauses:

            (a) A definite manufacturing project must be submitted to LANDLORD through LANDLORD's Continental and International Industrial Promotions Area or the proper evaluation and approval.

            (b) The project must be favorably recommended by LANDLORD's Planning and Environmental Division and Office of Economic Research and by the Puerto Rico Aqueducts and Sewers Authority and the Puerto Rico Planning Board. (

            (c) The building extension with an area of approximately 5,400 square feet built by Heyer Schulte del Caribe, Inc., in 1993 will be included as part of the leased premises and will be identified as Project No. 1-0810-1-02.

            (d) LANDLORD will obtain the necessary permits from all concerned government agencies for the construction of the new building extension. The Use Permit shall be TENANT'S responsibility. LANDLORD and TENANT will enter into a new Lease Contract covering Projects Nos. 1-0810-0-68 and 1-0810-1-02.

            (e) The rental payments for Project No. 1-0810-1-02 shall not commence until the first day of the month following the date of delivery to TENANT of the new building extension to be built by LANDLORD. The rental payments for Project No. 1-0810-0-68 shall remain at the current rate of $2.75 per square foot per annum until June 30, 2004 or the date of commencement of rental payments for the new building extension, whichever comes first. The rental rate for Projects Nos. 1-0810-0-68 and 1-0810-1-02, and for the new building extension shall at the rate of $3.85 per square foot per annum during a period of fifteen (15) years commencing on the first day of the month following the date of delivery of the new building extension of TENANT

            (f) The new rental rate for Project Nos. 1-0810-0-68 and 1-0810-1-02, and for the new building extension, is based on the estimated construction cost of the new building extension, plus other expenses related to the construction which have already been incurred by LANDLORD. In the event that after completion of the construction project, any change order are implemented which may increase the estimated construction costs, LANDLORD will adjust the rental rate of $3.85 per square foot per annual on the basis of the actual construction costs incurred to complete the construction of the new building extension. Any and all change orders for this construction project shall be subject to the approval in writing of the director of Operations of TENANT and of LANDLORD.

            (g) Completion of minor details of construction or the correction of construction defects which do not impede occupancy or other activities related to the installation of machinery and equipment, and the commencement of industrial operations in the new building extension, shall in no way affect the date of completion of the construction project.

            (h) In the event TENANT should decide to cease manufacturing operations in Puerto Rico prior to the expiration of the fifteen-year lease term under the new Lease Contract, TENANT shall reimburse LANDLORD for the unamortized portion of the construction portion of the construction costs for the new building extension. The construction portion of the construction costs for the new building extension is estimated to the $526,500.00, which amount shall be amortized on a straight-line basis over a period of fifteen (15) years. In the event of an early cessation of manufacturing operations by TENANT, both LANDLORD and TENANT shall exercise their best efforts to identify and secure a new tenant for the leased premises.

            (i) Should this construction project be cancelled prior to its completion, TENANT shall reimburse LANDLORD for the design fees and other construction costs incurred by LANDLORD, subject to the presentation by LANDLORD to TENANT of adequate evidence that such expenditures relating to this construction project were made.

            (j) Any special facilities required for the new building extension, including, but not limited to, landscaping, shall be at TENANT sole cost and expense.

      Fifty-two: Anything contained in this Contract to the contrary notwithstanding, in the event that TENANT requires additional volume of water and/or pressure as is now available within the area wherein the demised premises are located, it shall be at its own cost and expense the construction and/or installation of such improvements and/or facilities as may be necessary to or convenient and/or required by the Puerto Rico Aqueduct and Sewer Authority to increase such volume and/or pressure; it being agreed and understood, however, that such construction and/or installation shall in no event be commenced until after LANDLORD'S written approval has first been requested and obtained.

      Fifty-three: TENANT hereby acknowledges that in the industrial park there are other industries; theretofore TENANT hereby specifically agrees and undertakes to take such steps and install such equipment as may be necessary to prevent that any hazard and/or noise which may be created by its operations may in any way or manner unduly affect the operations of the other industries and therefore TENANT hereby releases and saves LANDLORD harmless from any and all claims or demands arising therefrom or in connection therewith.

      Fifty-four: TENANT shall, at its own cost and expense, install a fire protection system and shall obtain the endorsement and approval from said Fire Department for such installation. TENANT must also provide security measures to prevent or reduce fire hazard due to the storage of inflammable materials and products.

      Fifty-five: TENANT shall procure and obtain a permit for the operation of a solid waste emission source from the Environmental Quality Board and authorization for the Office of Solid Waste and/or from the Municipality of Aoasco for the final disposition of wastes.

      Fifty-six: TENANT, at its own cost and expense, shall implement the necessary measures and install the control equipment to maintain the atmospheric air quality levels in compliance with the environmental laws and regulations of the Environmental Quality Board and the Environmental Protection Agency, as promulgated by any succeeding law or regulations.

      Fifty-seven: It is hereby agreed and understood that TENANT shall take the necessary steps to comply with the regulations and law requirements of the PUERTO RICO OCCUPATIONAL SAFETY AND HEALTH OFFICE (PROSHO).

      Fifty-eight: TENANT shall, at is own cost and expense, construct and/or install all necessary equipment required to connect the buildings electrical system to the Puerto Rico Electrical Power Authority's electrical distribution lines, such connection to be made in compliance with the requirement of PREPA.


      Fifty-nine: TENANT must comply with the rules and regulations of pre-treatment established by the Puerto Rico Aqueduct and Sewer Authority, the Environmental Quality Board and the Environmental Protection Agency related to the effluent industrial discharge in the sanitary sewer system and their final disposition. Also, any improvement necessary to provide pre-treatment facilities for the above mentioned effluents shall be at TENANT'S own cost and expense and in coordination and with the approval of LANDLORD's Engineering and Maintenance Departments.

      Sixty: It is hereby agreed and understood that TENANT at its own cost and expense, shall install an air conditioning system in the demised premises, in the event TENANT needs to use and/or install it in his process. Such air conditioning system shall be considered as a special facility from LANDLORD, and it shall be installed in coordination with LANDLORD'S Engineering and Maintenance Departments.

      Sixty-one: TENANT agrees to submit to LANDLORD within thirty (30) days from the date of execution of this Contract: (a) evidence of its registration in the Department of State of the Commonwealth of Puerto Rico and the name and address of its resident agent; and (b) a certificate of a resolution of its Board of Directors either authorizing or ratifying the execution of this Contract.

      Sixty-two: TENANT certifies and guarantees that at the date of subscribing this Contract it has submitted the Corporate Tax Returns Forms during the last five (5) years and does not have any tax debt pending with the Commonwealth of Puerto Rico, or is complying with the terms of a payment plan duly approved.

      TENANT also certifies and guarantees that at the date of execution of this contract it has paid unemployment insurance compensation, temporary disability insurance, and the driver's social security (as applicable); or is complying with a payment plan duly approved.

      TENANT acknowledges that this is an essential condition of the Contract and if the above certification is incorrect in any of its parts, LANDLORD may cancel this contract.

      Sixty-three: LANDLORD reserves the right to audit the leased premises from time to time during the term of this contract, as LANDLORD may deem necessary, in order to assess all aspects of the environmental condition of said premises and TENANT'S compliance with all environmental legislation and regulations, under Commonwealth and federal law; TENANT hereby agrees to provide access to all areas and structures of the premises for these purposes, upon LANDLORD's request, and to also provide access to all books, records, documents and instruments which LANDLORD may deem necessary in order to fully audit the premises as herein stated.

     Sixty-four: TENANT shall furnish to LANDLORD, in addition to any other information, documents or instruments that may be required in this contract:

            (a) Prompt written notice of the occurrence of any event that by law or regulation would require any oral, telephonic or written notice or communication to the US Environmental Protection Agency and/or to the Puerto Rico Environmental Quality Board, or any successor agency, and copies of all orders, notices or other communications and reports received, made or given in connection with any such event, and any enforcement action taken against TENANT or against any property owned, occupied or used by TENANT;

            (b) Quarterly certifications subscribed by an authorized representative designated by TENANT, as to the environmental condition of the leased premises, containing the information required by LANDLORD, which is specified in the form included as Schedule "B" of this contract, or any subsequent modification thereto;

            (c) Any other information and documents relating to TENANT's compliance with environmental legislation and regulations under federal and commonwealth laws.

      Sixty-five: TENANT hereby guarantees to LANDLORD that, neither he, or any of its stockholders, in case of a corporation, owes any money to LANDLORD under its corporate name or any other corporate name and/or person.

      Sixty-six: TENANT shall not transfer, lease, burden or dispose of in any way of the equipment used on its operations without the previous written notice of LANDLORD.

      Sixty-seven: TENANT shall not sell, lease or transfer in any way its operations to any other tenant without the previous written consent of LANDLORD, except as established on clause Twenty-Six.

      Sixty-eight: TENANT recognizes and accepts that this Contract is subject to the endorsement of the Puerto Rico Aqueduct and Sewer Authority (PRASA). Said endorsement have been requested by LANDLORD and is under evaluation at this moment.

      Sixty-nine: LANDLORD agrees to indemnify and save harmless TENANT, TENANT'S successors and assigns and TENANT'S present and future officers, directors, employees and agents (collectively "Indemnitees") from and against any and all liabilities, penalties, fines, forfeitures, demands, damages, losses, claims, causes of action, suits, judgments, and costs and expenses incidental thereto (including cost of defense, settlement, reasonable attorney's fees, reasonable consultant's fees and reasonable expert fees), which TENANT or any or all of the Indemnitees may hereafter suffer, incur, be responsible for or disburse as a result of Environmental Liabilities directly or indirectly cause by LANDLORD when the premises were in its control (collectively "Environmental Liabilities") directly or indirectly caused by or arising out of any Environmental Hazards existing on or about the premises except to the extent that any such existence is caused by TENANT'S activities on the premises. The term "Environmental Hazardous" shall be defined as hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyls (PCBs), petroleum or other fuels (including crude oil or any faction or derivative thereof) and underground storage tanks. The term "hazardous substances" shall be as defined in the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C Section 9601 et seq) (CERCLA), and any regulations promulgated pursuant thereto. The term "hazardous wastes" shall be as defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq)
(RCRA), and any regulations promulgated pursuant thereto. The term "pollutants" shall be as defined in the Clean Water Act (33 U.S.C. Section 1251 et seq), and any regulations promulgated pursuant thereto This provision shall survive termination of the lease.

      TENANT agrees to indemnify and save harmless LANDLORD, LANDLORD's successors and assigns and LANDLORD'S present and future officers, directors, employees and agents (collectively "Indemnities") from and against any and all liabilities, penalties, fines forfeitures, demands, damages, losses, claims, causes of action, suits, judgments, and costs and expenses incidental thereto (including cost of defense, settlement, reasonable attorney's fees, reasonable consultant fees and reasonable expert fees), which LANDLORD or any or all of the Indemnitees may hereafter suffer, incur, be responsible for or disburse as a result of any Environmental Liabilities directly or indirectly caused by or arising out of Environmental Hazardous existing on or about the premises but only to the extent that any such existence is caused by TENANT's activities on the premises. This provision shall survive termination of the Lease.

      In the event any Environmental Hazards are found at any time to be in existence or about the premises other than any Environmental Hazards whose existence is caused by TENANT's activities on the premises, TENANT shall have the right to terminate this Lease by so notifying LANDLORD in writing. Notwithstanding anything to the contrary contained herein, TENANT shall not be required to pay for any environmental Liability as operating expenses, additional rental or otherwise if TENANT is not responsible for such expenses pursuant to this paragraph.

      IN WITNESS WHEROF, LANDLORD and TENANT have respectfully signed upon proper authority this Construction and Lease Contract, this 11 day of April 2003.

                                PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY
                                              SSP# 66-0292871

                                       BY:[Signature Unreadable]
                                          --------------------

                                INTEGRA NEUROSCIENCES P.R., INC. (INTEGRA P.R.)
                                              SSP# ###-##-####

                                       BY:/s/ John B. Henneman, III
                                          -------------------------
                                          Vice President

                                  SCHEDULE "A"
DESCRIPTION OF PARCEL OF LAND
LOT NO. 6 LOCATED AT URBAN ZONE INDUSTRIAL AREA
ANASCO, PUERTO RICO
SITE FOR PROJECT NO. L-154-2-62

            Parcel of land, Lot No 6, located at urban Zone Industrial Area, Aoasco, Puerto Rico.

            It bounds: by the North with Street "A" of the same industrial area, by the south with Lot No. 6-1 of the same industrial area, by the East with State Road No. 402; and by the West with Lot No. 8 of the same industrial area.

            It has an approximate surface area of 2,518.59 square meters equivalent to 0.6408 cuerdas.

            It is affected by a 5.0 feet wide strip in favor of PREPA, running along the western boundary.

                                  SCHEDULE `B'
                            COMPLIANCE REPORT OF WITH
                           ENVIRONMENTAL REQUIREMENTS

                    In the period of __________ to __________

I. PERMITS

          PERMITS NUMBER          EXPIRATION            RENEWAL DATE
                                                            DATE

               (IF APPLY)

II. COMPLIANCE ACTIONS
          REFERENCE/CASE NUMBER      DATE               RESPONSE OF
                                                          DATE OF

III. CERTIFICATION

      I certify, under penalty of law, that this document was prepared under my supervision and direction; and that was based in my investigation by the persons directly responsible of gathering the information, that the information here submitted is, according to my best judgment, certain, complete and precise.